EMERGENT GROUP, INC.
                               THE LOAN PRO$, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                            CERTIFICATE OF COMPLIANCE
                   WITH THE INDENTURE DATED SEPTEMBER 23, 1997





        The undersigned companies, Emergent Group, Inc., a South Carolina corporation (the "Company"), and The Loan Pro$, Inc. and Premier Financial Services, Inc., both South Carolina corporations (the "Guarantors"), hereby certify to Bankers Trust Company (the "Trustee"), as of the date hereof, that:

(1) Purpose. This Certificate is being issued to the Trustee as required by Sections 102 and 1203 of the indenture dated September 23, 1997 (the "Indenture") between the Company, the Subsidiary Guarantors (as defined in the Indenture and two of which are the Guarantors) and the Trustee pertaining to the Company's 10-3/4% Senior Notes, due 2004, Series A and Series B, as guaranteed by the Guarantors (collectively, the "Notes") in connection with the release of the Guarantors from their guarantees of the Notes (the "Subsidiary Guarantees") by reason of the sale of substantially all of the assets of the Guarantors to TranSouth Financial Corporation for cash (together, the "Sale"), which transaction closed as of the date hereof. The representations, warranties and certifications set forth herein shall survive the delivery of the Opinion.

(2) Knowledge of Conditions and Covenants in the Indenture. The officers signing on behalf of the undersigned companies have read the Notes and the Indenture, particularly Article 12 thereof titled "Subsidiary Guarantee" and Section 1203 thereof titled "Release of Subsidiary Guarantors," Article 10 thereof titled "Covenants" and Section 1013 thereof titled "Limitation on Sales of Assets" and all definitions in the Indenture relating thereto.

(3) Nature and Scope of Examination or Investigation. In addition to the examination and investigation described in paragraph (2) above, the officers signing on behalf of the undersigned companies have examined originals or copies of such corporate documents and records of the Company and the Guarantors, including but not limited to documents pertaining to the Sale, and such other documents as the officers signing on behalf of the undersigned companies have deemed relevant and necessary as the basis for this opinion and statement.

(4) Belief that Examination or Investigation is Adequate to Certify Compliance. In the opinion of the officers signing on behalf of the undersigned companies, such officers have made such examination or investigation as is necessary to enable them, on behalf of the undersigned companies, to express an informed opinion as to whether or not the relevant conditions and covenants of the Indenture have been complied with by the Company and the Guarantors in order for the Guarantors to be released from their Subsidiary Guarantees as provided in the terms of the Indenture.

(5) Opinion of Compliance with the Indenture. In the opinion of the officers signing on behalf of the undersigned companies, the Company and the Guarantors have complied with the conditions and covenants provided in the Indenture, particularly Articles 10 and 12 thereof, necessary for the Guarantors to be released from their Subsidiary Guarantees as of the date hereof as provided in the terms of the Indenture.

        The Boards of Directors of the Company and the Guarantors have determined in good faith that the Company and the Guarantors have received in the Sale cash consideration for the Guarantors' assets at least equal to fair market value of such assets as evidenced by the Board Resolutions attached hereto, which Resolutions were duly entered into in compliance with the requirements of the Certificate of Incorporation and Bylaws of the Company and the Guarantors and which remain in full force and effect without amendment or modification.

IN WITNESS WHEREOF, the undersigned corporations have executed this Certificate as of March 18, 1998.



                                        EMERGENT GROUP, INC.

                                        By:   /s/ Robert S.  Davis
                                        ----------------------------------------
                                        Name:     Robert S. Davis
                                             -----------------------------------

                                        Its:   Chairman of the Board, President,
                                               VICE PRESIDENT (circle one)
                                               --------------


                                        By:   /s/ Kevin J. Mast
                                             -----------------------------------
                                        Name:     Kevin J. Mast
                                             -----------------------------------
                                        Its:   TREASURER, Assistant Treasurer,
                                               Secretary, Assistant Secretary
                                               (circle one)



                     SIGNATURES CONTINUED ON FOLLOWING PAGE

                                        THE LOAN PRO$, INC.

                                        By: /s/ Keith B. Giddens
                                            ------------------------------------

                                        Name:
                                               ---------------------------------
                                        Its:   CHAIRMAN OF THE BOARD, President,
                                               ---------------------------------
                                               Vice President (circle one)


                                        By: /s/ Kevin J. Mast
                                            ------------------------------------
                                        Name:  Kevin J. Mast
                                             -----------------------------------
                                        Its:   TREASURER, Assistant Treasurer,
                                               Secretary, Assistant Secretary
                                               (circle one)



                                        PREMIER FINANCIAL SERVICES, INC.

                                        By: /s/ Kevin J. Mast
                                            ------------------------------------
                                        Name:  Kevin J. Mast
                                             -----------------------------------
                                        Its:   Chairman of the Board, President,
                                               VICE PRESIDENT (circle one)


                                        By: /s/ Wade M. Hall
                                            ------------------------------------
                                        Name:  Wade M. Hall
                                             -----------------------------------
                                        Its:   Treasurer, Assistant Treasurer,
                                               SECRETARY, Assistant Secretary
                                               (circle one)


                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                              EMERGENT GROUP, INC.
                        REGARDING CONSIDERATION RECEIVED
                                 IN THE SALE OF
             PREMIER FINANCIAL SERVICES, INC. & THE LOAN PRO$, INC.



        The members of the Board of Directors (the "Board") of Emergent Group, Inc., a South Carolina corporation (the "Company"), do hereby adopt the following resolution of the Board by unanimous written consent, waiving any and all requirements of meeting or notice with respect thereto.

        WHEREAS, the Board has previously caused the Company to contract with Capital City Acceptance, Inc. to sell (the "Sale") all of the Company's capital stock in the Company's subsidiaries Premier Financial Services, Inc. and the Loan Pro$, Inc. (together, the "Guarantors") for cash consideration substantially equal to $20.8 million (the "Consideration"), and

        WHEREAS, the Board expects the Sale to close on or about January 29, 1998, and

        WHEREAS, the Board has conducted such investigation as it deems reasonably necessary in order to determine the fairness of the Consideration in relation to the value of the Guarantors;

        NOW THEREFORE, be it resolved as follows:

        RESOLVED, that, in the good faith opinion of the Board, the Consideration represents, and will represent at the closing of the Sale, an amount at least equal to the fair market value of all of the Company's capital stock in the Guarantors.

Dated January 29, 1998.


/s/ John S. Sterling, Jr.                              /s/ Keith B. Giddens
--------------------------------------------------------------------------------
John M. Sterling, Jr.                                  Keith B. Giddens

/s/ Clarence B. Bauknight                              /s/ Tecumseh Hooper, Jr.
--------------------------------------------------------------------------------
Clarence B. Bauknight                                  Tecumseh Hooper, Jr.

/s/ Buck Mickel                                        /s/ Porter B. Rose
--------------------------------------------------------------------------------
Buck Mickel                                            Porter B. Rose

/s/ J. Robert Philpott, Jr.                            /s/ Larry G. Blackwell
--------------------------------------------------------------------------------
J. Robert Philpott, Jr.                                Larry G. Blackwell

                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                        PREMIER FINANCIAL SERVICES, INC.
                        REGARDING CONSIDERATION RECEIVED
                                 IN THE SALE OF
             PREMIER FINANCIAL SERVICES, INC. & THE LOAN PRO$, INC.



        The members of the Board of Directors (the "Board") of Premier Financial Services Inc., a South Carolina corporation (the "Company"), do hereby adopt the following resolution of the Board by unanimous written consent, waiving any and all requirements of meeting or notice with respect thereto.

        WHEREAS, the Company expects to sell substantially all of its assets to TranSouth Financial Corporation ("TranSouth") pursuant to the terms of a contract between Emergent Group, Inc., Capital City Acceptance, Inc. and TranSouth whereby substantially all of the combined assets of the Company and the Loan Pro$, Inc. (together, the "Guarantors") will be sold (the "Sale") to TranSouth for cash consideration substantially equal to approximately $20.5 million (the "Consideration"), and

        WHEREAS, the Board expects the Sale to be consummated by or about March 18, 1998, and

        WHEREAS, the Board has conducted such investigation as it deems reasonably necessary in order to determine the fairness of the Consideration in relation to the combined value of the Guarantors;

        NOW THEREFORE, be it resolved as follows:

        RESOLVED, that, in the good faith opinion of the Board, the Consideration represents, and will represent at the closing of the Sale, an amount at least substantially equal to the fair market value of the combined assets of the Guarantors being sold in the Sale.

Dated March 17, 1998.


/s/ Kevin J. Mast                                  /s/ Keith B. Giddens
--------------------------------------------------------------------------------
Kevin J. Mast                                      Keith B. Giddens

/s/ Kimberley Bullard                              /s/ Kenneth Bentley
--------------------------------------------------------------------------------
Kimberley Bullard                                  Kenneth Bentley

/s/ J. Phil Cox
-------------------
J. Phil Cox
                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                               THE LOAN PRO$, INC.
                        REGARDING CONSIDERATION RECEIVED
                                 IN THE SALE OF
             PREMIER FINANCIAL SERVICES, INC. & THE LOAN PRO$, INC.



        The members of the Board of Directors (the "Board") of The Loan Pro$, Inc., a South Carolina corporation (the "Company"), do hereby adopt the following resolution of the Board by unanimous written consent, waiving any and all requirements of meeting or notice with respect thereto.

        WHEREAS, the Company expects to sell substantially all of its assets to TranSouth Financial Corporation ("TranSouth") pursuant to the terms of a contract between Emergent Group, Inc., Capital City Acceptance, Inc. and TranSouth whereby substantially all of the combined assets of the Company and Premier Financial Services, Inc. (together, the "Guarantors") will be sold (the "Sale") to TranSouth for cash consideration substantially equal to approximately $20.5 million (the "Consideration"), and

        WHEREAS, the Board expects the Sale to be consummated by or about March 18, 1998, and

        WHEREAS, the Board has conducted such investigation as it deems reasonably necessary in order to determine the fairness of the Consideration in relation to the value of the Guarantors;

        NOW THEREFORE, be it resolved as follows:

        RESOLVED, that, in the good faith opinion of the Board, the Consideration represents, and will represent at the closing of the Sale, an amount at least substantially equal to the fair market value of the combined assets of the Guarantors being sold in the Sale.

Dated March 17, 1998.


/s/ Kevin J. Mast                                  /s/ Keith B. Giddens
--------------------------------------------------------------------------------
Kevin J. Mast                                      Keith B. Giddens

/s/ Ron Long                                       /s/ Chris Long
--------------------------------------------------------------------------------
Ron Long                                           Chris Long

/s/ J. Phil Cox
--------------------------------------
J. Phil Cox